Exhibit 99.1

GBank Financial Holdings Inc.

Additional Financial Information

(Unaudited)

	Three Months Ended					For the Six Months Ended
($’s in 000, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Key Performance Metrics
Return on Average Assets-Net Income (1)	1.53%	0.39%	2.20%	1.37%	1.59%	0.98%	1.60%
Return on Average Stockholders’ Equity(1)	12.64%	3.12%	18.03%	10.89%	12.62%	7.94%	12.61%
Efficiency Ratio	54.66%	80.81%	55.31%	61.05%	58.50%	67.01%	60.64%
Net Interest Margin(1)	3.78%	3.86%	4.21%	4.35%	4.31%	3.82%	4.39%
Net Revenue(1)	$21,950	$19,645	$20,718	$20,175	$17,772	$41,595	$35,129
Common Equity / Assets	12.07%	12.03%	12.19%	12.16%	12.30%	12.07%	12.30%
Tier 1 Leverage Ratio - Bank	13.15%	13.39%	13.42%	13.72%	13.82%	13.15%	13.82%

Selected Loan Metrics
Guaranteed Portion of Loans Held for Sale	$50,848	$74,507	$46,009	$66,791	$45,242	$50,848	$45,242
Guaranteed Portion of Loans Held for Investment	174,971	177,617	183,739	193,688	192,324	174,971	192,324
Total Guaranteed Loans	225,819	252,124	229,748	260,479	237,566	225,819	237,566
Guaranteed Loans as a Percent of Total Loans(2)	16.7%	17.3%	19.2%	20.6%	22.1%	16.7%	22.1%
SBA Loan Originations	$131,420	$189,851	$106,744	$207,683	$132,256	$321,271	$261,607
SBA Loans Sold	$110,075	$79,036	$92,258	$110,820	$82,140	$189,111	$150,860
Gain on Loan Sales Margin(2)	5.04%	4.79%	3.93%	3.24%	3.16%	4.94%	3.40%

Asset Quality
Total nonaccrual loans	$51,648	$39,736	$32,141	$34,608	$18,227	$51,648	$18,227
Loans past due 90 days and still accruing	868	-	854	184	146	868	146
Other real estate owned	5,663	4,401	4,401	2,684	-	5,663	-
Total non-performing assets	$58,179	$44,137	$37,396	$37,476	$18,373	$58,179	$18,373
Non-performing assets: guaranteed portion	$36,876	$34,340	$28,240	$29,236	$13,792	$36,876	$13,792
Non-performing assets: non-guaranteed portion	$21,303	$9,797	$9,156	$8,240	$4,581	$21,303	$4,581

Non-performing assets to total assets	4.06%	3.17%	2.75%	2.88%	1.49%	4.06%	1.49%
Non-performing assets, excluding guaranteed, to total assets(2)	1.49%	0.70%	0.67%	0.63%	0.37%	1.49%	0.37%
Net charge-offs	$1,167	$1,457	$557	$836	$870	$2,624	$1,698

Loans past due 30-89 days and accruing	$12,202	$6,255	$9,843	$3,595	$8,182	$12,202	$8,182
Loans past due 30-89 days and accruing: guaranteed portion	$2,491	$2,474	$4,574	$2,351	$5,650	$2,491	$5,650
Loans past due 30-89 days and accruing: non-guaranteed portion	$9,710	$3,781	$5,269	$1,244	$2,532	$9,710	$2,532

Allowance for credit losses (ACL)	$12,418	$10,755	$9,890	$10,577	$9,205	$12,418	$9,205
Nonaccrual loans	$51,648	$39,736	$32,141	$34,608	$18,227	$51,648	$18,227
ACL to nonaccrual loans	24%	27%	31%	31%	51%	24%	51%
ACL to nonaccrual loans, excluding guaranteed(2)	65%	122%	136%	141%	208%	65%	208%
ACL to loans	1.19%	1.05%	1.03%	1.12%	1.06%	1.19%	1.06%
ACL to loans, excluding guaranteed(2)	1.42%	1.27%	1.28%	1.42%	1.36%	1.42%	1.36%

Book Value
Stockholders’ Equity	$172,810	$167,622	$165,755	$158,193	$151,749	$172,810	$151,749
Common shares outstanding	14,470	14,470	14,385	14,288	14,274	14,470	14,274
Book value per common share	$11.94	$11.58	$11.52	$11.07	$10.63	$11.94	$10.63
Full-Time Equivalent Employees	189	189	184	187	188	189	188

(1) Ratios are annualized on an actual/actual basis
(2) See Reconciliation of Non-GAAP Financial Measures

GBank Financial Holdings Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended					For the Six Months Ended
($'s in 000, except per share data)	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025

Pre-Provision Net Revenue(1)
Net Interest Income	$12,801	$12,191	$13,455	$12,998	$12,388	$24,992	$24,282
Non-Interest Income	9,149	7,454	7,263	7,177	5,384	16,603	10,847
Net Revenue	$21,950	$19,645	$20,718	$20,175	$17,772	$41,595	$35,129
Non-Interest Expense	11,998	15,876	11,460	12,317	10,396	27,874	21,303
Pre-Provision Net Revenue	$9,952	$3,769	$9,258	$7,858	$7,376	$13,721	$13,826
Less:
(Provision) Net Benefit for Credit Losses	(2,844)	(2,293)	182	(2,219)	(1,092)	(5,137)	(1,813)
Provision For Income Taxes	(1,625)	(139)	(2,026)	(1,282)	(1,486)	(1,764)	(2,710)
Net Loss Attributable to Equity Investment	(21)	(22)	(18)	(49)	(43)	(43)	(78)
Net Income	$5,462	$1,315	$7,396	$4,308	$4,755	$6,777	$9,225

Adjusted Diluted Earnings Per Share Excluding Unusual Items(2)
Net Income	$5,462	$1,315	$7,396	$4,308	$4,755	$6,777	$9,225
Unusual Items:
Form S-1 and Uplift Costs	-	-	-	30	290	-	1,049
Severance Expenses	-	-	257	1,001	-	-	-
Credit Card Fraud Losses	52	4,213	-	-	-	4,265
Costs Incurred Related to Discontinued Credit Card Marketing Campaign	-	-	416	1,692	-	-	-
Net Gain on Sales of Investment Securities	-	-	(426)	-	-	-	-
Tax Effect of Unusual Expenses (a)	(12)	(963)	(55)	(605)	(64)	(975)	(233)
Net Income Excluding Unusual Items	$5,502	$4,565	$7,588	$6,426	$4,981	$10,067	$10,041

Weighted average diluted shares outstanding	14,544	14,506	14,555	14,525	14,551	14,511	14,536

Diluted Earnings Per Share	$0.38	$0.09	$0.51	$0.30	$0.33	$0.47	$0.63
Adjusted Diluted Earnings Per Share Excluding Unusual Expenses	$0.38	$0.31	$0.52	$0.44	$0.34	$0.69	$0.69

Gain on Loan Sales Margin(1)
Gain on Sale of Loans	$5,544	$3,790	$3,625	$3,592	$2,593	$9,334	$5,130
Loans Sold	110,075	79,036	92,258	110,820	82,140	189,111	150,860
Gain on Loan Sales Margin	5.04%	4.79%	3.93%	3.24%	3.16%	4.94%	3.40%

Guaranteed Loans as a Percent of Loans(3)
SBA and USDA Guaranteed Loans	$174,971	$177,617	$183,739	$193,688	$192,324	$174,971	$192,324
Loans, Net of Deferred Fees and Costs	1,047,352	1,025,136	959,269	940,591	871,630	1,047,352	871,630
Guaranteed Loans as a % of Loans	16.7%	17.3%	19.2%	20.6%	22.1%	16.7%	22.1%

Non-performing assets, excluding guaranteed, to total assets(3)
Non-performing assets	$58,179	$44,137	$37,396	$37,476	$18,373	$58,179	$18,373
Less: SBA and USDA guaranteed portions of non-performing assets	36,876	34,340	28,240	29,236	13,792	36,876	13,792
Non-performing assets, excluding guaranteed portions	21,303	9,797	9,156	8,240	4,581	21,303	4,581
Total assets	1,431,702	1,393,812	1,359,491	1,301,378	1,232,424	1,431,702	1,232,424
Non-performing assets, excluding guaranteed, to total assets	1.49%	0.70%	0.67%	0.63%	0.37%	1.49%	0.37%

Allowance for credit losses (ACL) to nonaccrual loans, excluding guaranteed(3)
Nonaccrual loans	$51,648	$39,736	$32,141	$34,608	$18,227	$51,648	$18,227
Less: SBA and USDA guaranteed portions of nonaccrual loans	32,481	30,949	24,849	27,112	13,792	32,481	13,792
Nonaccrual loans, excluding guaranteed portions	19,167	8,787	7,292	7,496	4,435	19,167	4,435
ACL to nonaccrual loans, excluding guaranteed	65%	122%	136%	141%	208%	65%	208%

ACL to loans, excluding guaranteed(3)
Loans, net of deferred fees and costs	$1,047,352	$1,025,136	$959,269	$940,591	$871,630	$1,047,352	$871,630
Less: SBA and USDA guaranteed portions of loans	174,971	177,617	183,739	193,688	192,324	174,971	192,324
Loans, excluding guaranteed	872,381	847,519	775,530	746,903	679,306	872,381	679,306
ACL to loans, excluding guaranteed	1.42%	1.27%	1.28%	1.42%	1.36%	1.42%	1.36%

Non-GAAP Financial Measures Footnotes
(1) We utilize this non-GAAP measurement to present trends in income generation of the Company.
(2) We utilize this non-GAAP measurement to present the core earnings and core ratios of the Company by excluding certain significant one-time expenses.
(3) We utilize these non-GAAP measurements to provide useful metrics regarding the at-risk assets of the Company.

(a) Estimated tax impact calculated using each respective period's effective tax rate.